Exhibit 23

                       Consent of Independent Accountants

Lyon Financial Services
       d/b/a U.S. Bancorp Portfolio Services:

            We hereby consent to the inclusion of and references to our Report of Independent Registered Public Accounting Firm on Management's Compliance with Specified Servicing Standards during the period from February 24, 2004 through and including June 30, 2004 in the annual report on Form 10-K/A of DVI Receivables X, L.L.C. for the fiscal year ending June 30, 2004.


                                              By:  /s/ Ernst & Young, LLP
                                                   ----------------------

May 10, 2005
Minneapolis, Minnesota